UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 7, 2025

WAYFAIR INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36666		36-4791999
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)
4 Copley Place	Boston	MA	02116
(Address of principal executive offices)			(Zip Code)

(617) 532-6100
(Registrant’s telephone number, including area code)
 N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	W	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.
On March 7, 2025, Wayfair Inc. (“Wayfair” or the “Company”) announced a workforce reduction involving approximately 340 members of its Technology team. These changes reflect efforts to reshape, streamline and refocus the Company’s Technology organization after completing significant modernization and replatforming milestones.
As a result of this reorganization, the Company expects to incur aggregate charges of approximately $33 million to $38 million, consisting primarily of cash employee-related costs, including severance, benefits and transition costs (excluding non-cash charges associated with equity-based compensation). The majority of the cash payments are expected to be made over the next 12 months.
In the near term, the Company expects elevated transition costs will largely offset structural cost savings from the Technology reorganization. However, the Company expects to incrementally realize savings from the reorganization starting in the second half of 2025, and building into the beginning of 2026.
These estimates, and the timing thereof, are subject to a number of assumptions, and actual charges and results may differ materially from estimates. The Company may also incur charges and expenditures not currently contemplated due to unanticipated events that may occur in connection with the reorganization.
Item 7.01. Regulation FD Disclosure.
On March 7, 2025, Wayfair issued a blog post relating to the Technology reorganization. A copy of the blog post is furnished as Exhibit 99.1 and incorporated herein by reference.
The information furnished in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Blog Post issued on March 7, 2025
104	Cover Page Interactive Data File (embedded within Inline XBRL document)
This Current Report on Form 8-K contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained herein including, but not limited to, statements regarding the estimated costs resulting from the workforce reduction, as well as when the Company expects any such charges, costs or savings will occur are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “continues,” “could,” “intends,” “goals,” “target,” “projects,” “contemplates,” “returning,” “believes,” “estimates,” “predicts” or “potential” or the negative of these terms or other similar expressions.
Forward-looking statements are based on current expectations of future events. The Company cannot guarantee that any forward-looking statement will be accurate, although it believes it has been reasonable in its expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date hereof and, except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYFAIR INC.

Date: March 7, 2025	/s/ ANDREW OLIVER
Andrew Oliver
Deputy General Counsel and Assistant Secretary
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